UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported):  August 1, 2020
 ZOVIO INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of Principal Executive Offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01.  Entry into a Material Definitive Agreement.
Zovio Inc, a Delaware corporation (the “Company”), through its wholly owned subsidiary, Ashford University, LLC, a California limited liability company (“AU LLC”), owns and operates Ashford University, a regionally-accredited, online university (the “University”). On August 1, 2020, the Company and AU LLC entered into a definitive Asset Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Company, AU LLC, the Arizona Board of Regents, a body corporate, for and on behalf of the University of Arizona (the “University of Arizona”), and the University of Arizona Global Campus, a newly formed Arizona nonprofit corporation (“University of Arizona Global Campus”). Upon the closing of the transaction contemplated by the Purchase Agreement (the “Sale”), University of Arizona Global Campus will own and operate the University in affiliation with the University of Arizona and with a focus on expanding access to education for non-traditional adult learners. The board of directors of the Company, on behalf of the Company and AU LLC and with the support of the University’s board of trustees, has approved the Purchase Agreement and the consummation of the Sale in accordance with its terms. University of Arizona and University of Arizona Global Campus have also received all authorizations necessary to enter into the Purchase Agreement and consummate the Sale in accordance with its terms and subject to the conditions set forth therein.
Pursuant to the Purchase Agreement, at the closing of the Sale, the Company and AU LLC have agreed to transfer to University of Arizona Global Campus the tangible and intangible academic and related operations and assets comprising the University to University of Arizona Global Campus for consideration of $1.00 and University of Arizona Global Campus’s agreement to assume certain related liabilities. The transferred assets will include the University’s academic curriculum and content (subject to a license of that content back to the Company for use in its continuing business) and $16.5 million in cash working capital and, at closing, the Company will make an additional cash payment to University of Arizona Global Campus of $37.5 million. In addition, at the closing of the Sale, the University’s faculty, academic leadership and related staff will transfer their employment from AU LLC to University of Arizona Global Campus.
The Purchase Agreement includes customary representations, warranties, covenants, and indemnities by the parties, including (a) covenants generally requiring the Company and AU LLC to operate the University in the ordinary course prior to the closing, and (b) covenants generally requiring the respective parties to use commercially reasonable efforts to cause the transaction to be consummated. Other than the specific liabilities assumed by University of Arizona Global Campus, the Company and AU LLC will generally remain responsible for liabilities of the University relating to periods prior to the closing.
The closing of Sale is subject to customary closing conditions for transactions in this sector, including (a) the approval of the change in ownership of the University by the WASC Senior College and University Commission, the University’s institutional accrediting body, (b) the issuance by the U.S. Department of Education (“ED”) of a pre-acquisition review notice that does not require the University or University of Arizona Global Campus to post a letter of credit in order to obtain from ED a Temporary Provisional Program Participation Agreement (“TPPPA”) or a Provisional Program Participation Agreement (“PPPA”) or require the University of Arizona to co-sign the TPPPA or PPPA (either separately or as a condition of not receiving a letter of credit in order to obtain a TPPPA or PPPA); provided, however, that this condition generally will expire and be of no force and effect and University of Arizona Global Campus and University of Arizona shall be deemed to have waived this condition for all purposes, if ED does not issue such notice prior to December 1, 2020, and (c) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company expects the transaction to close during the fourth quarter of 2020.
In connection with the closing of the Sale, the Company and University of Arizona Global Campus will enter into a long-term strategic services agreement (the “Strategic Services Agreement”) pursuant to which the Company will provide recruiting, financial aid, counseling, institutional support, information technology, and academic support services to University of Arizona Global Campus. The Strategic Services Agreement has an initial term of fifteen (15) years, subject to renewal options, although University of Arizona Global Campus has the right to terminate the agreement after seven (7) years subject to the payment of a termination fee equal to one-hundred (100%) of the services fees paid to the Company in the trailing twelve (12) month period (payable half in cash and half in an unsecured note).
In return for providing services under the Strategic Services Agreement, University of Arizona Global Campus, after covering its direct costs of operations (which may not be increased by more than 2% per year), will pay to the Company services fees equal to the Company’s direct costs to provide the services plus an additional amount equal to 19.5% of University of Arizona Global Campus’s tuition and fees revenue. If, in year seven or later, University of Arizona Global Campus’s tuition and fees revenue is $440.0 million or less, then the Company’s revenue share percentage is subject to decrease on a sliding scale to between 18.1% and 15.5%, subject to increase back up to 19.5% if, in any subsequent year, University of Arizona Global Campus’s tuition and fee revenue again exceeds $440.0 million. In addition, the parties have agreed on certain minimum profit levels to be achieved by University of Arizona Global Campus after payment of the Company’s services fees of $12.5 million in the second year of the agreement, $25.0 million in years 3-5, and $10.0 million in years 6-15; subject to certain limitations, the Company is required to adjust its fees in any year to the extent necessary for University of Arizona Global Campus to achieve such minimum levels.
After the seventh year of the Strategic Services Agreement, either party may terminate the agreement if University of Arizona Global Campus achieves tuition and fees revenue of $400.0 million or less. Each party also has certain termination rights in connection with a material breach of the agreement by the other party and upon certain other defined events.
At the closing of the Sale, the Company and University of Arizona Global Campus will also enter into a transition services agreement (the “Transition Services Agreement”) pursuant to which the Company will provide certain services to University of Arizona Global Campus on a transition basis in return for fees equal to the Company’s direct costs to provide such services. University of Arizona Global Campus may transition any of these services at any time on six months’ advance notice, and all such services will be transitioned to University of Arizona Global Campus within three years.
The foregoing is a summary of the terms of the Purchase Agreement, the Strategic Services Agreement and the Transition Services Agreement. Such summary does not purport to include all of the terms thereof and is subject to, and qualified in its entirety by, the full text of such agreements, which will be timely filed as exhibits to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.
Item 7.01.  Regulation FD Disclosure.
On August 3, 2020, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated August 3, 2020

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to a change in the timing of the Sale or cause it not to close; the effect of the announcement or pendency of the Sale on the Company’s ability to retain and hire key personnel or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that shareholder litigation in connection with the Sale may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Date: August 3, 2020		Title: Executive Vice President, Secretary and General Counsel